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                                                                   EXHIBIT 23(a)




                          Independent Auditors' Consent

We consent to the incorporation by reference in this Registration Statement of CNA Financial Corporation on Form S-3 of our reports, dated February 18, 1998, appearing in the Annual Report to Shareholders and in Form 10-K of CNA Financial Corporation for the year ended December 31, 1997 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus dated December 24, 1998, which is part of this Registration Statement.

                                    /s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Chicago, Illinois
December 24, 1998